                                                                     EXHIBIT 4.3

                                             * Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2



                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (the "Purchase Agreement") is made as of May 25, 1999 (the "Effective Date") by and between SIBIA NEUROSCIENCES, INC. (the "Company") and ELI LILLY AND COMPANY (the "Investor").

                                    RECITALS

        WHEREAS, the Company and the Investor have entered into that certain Collaboration Agreement of even date herewith (the "Agreement"); and

        WHEREAS, in connection with, and as a condition of the Company entering into, the Agreement, the Investor agrees to purchase from the Company one share of the Company's Series B Convertible Non-Voting Preferred Stock on the terms and subject to the conditions set forth in this Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT


1.      PURCHASE AND SALE OF STOCK.

        Subject to the terms and conditions hereof, at the Closing (as defined below), the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, one share of Series B Convertible Non-Voting Preferred Stock of the Company (the "Stock") for the purchase price of Five Million Dollars ($5,000,000).

2.      CLOSING DATE; DELIVERY.

        2.1 CLOSING. Subject to the terms of Section 5, the closing of the sale and purchase of the Stock under this Purchase Agreement (the "Closing") shall be held on a date that is no later than thirty (30) days after the Effective Date, at such time and place as the Company and the Investor may mutually agree.

        2.2 DELIVERY. At the Closing, subject to the terms and conditions of
Section 6, the Company shall deliver to the Investor a stock certificate, registered in the name of the Investor, representing the Stock dated as of the Closing against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by the Company and the Investor.


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3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby makes the following representations and warranties to the Investor as of the Effective Date and the Closing:

        3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or operations.

        3.2 AUTHORIZATION; DUE EXECUTION. The Company has the requisite corporate power and authority to enter into this Purchase Agreement and to perform its obligations under the terms of this Purchase Agreement and, at the Closing, will have the requisite corporate power to sell the Stock. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Purchase Agreement have been taken. This Purchase Agreement has been duly authorized, executed and delivered by the Company, and, upon due execution and delivery by the Investor, this Purchase Agreement will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the indemnification obligations set forth in Section 7.7 may be unenforceable insofar as they relate to violations of state or federal securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

        3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001, and 5,000,000 shares of Preferred Stock, par value $.001, of which 150,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred") and one share has been designated Series B Convertible Non-Voting Preferred Stock (the "Series B Preferred"). As of May 18, 1999, there were 9,689,540 shares of Common Stock and no shares of Series A Preferred or Series B Preferred issued and outstanding. The rights, preferences and privileges of the Series B Preferred will, as of the Closing, be as set forth in the Certificate of Designation of the Series B Preferred substantially in the form attached hereto as Schedule 3.3 (the "Certificate of Designation").

        3.4 VALID ISSUANCE OF STOCK. The Stock, upon the Closing, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and non-assessable, not subject to any preemptive right, liens, claims or encumbrances or other restrictions on transfer (other than those arising under federal and state securities laws or the terms of this Purchase Agreement) and, based in part upon the representations of the Investor in this Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws. Upon the Closing, the shares of Common Stock issuable upon conversion of the Stock (the "Conversion Shares") will have been duly authorized, and when issued and delivered upon conversion of the Shares in accordance with the terms and conditions of the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and non-assessable, not subject to any preemptive right, liens, claims or encumbrances or other restrictions on transfer (other than those arising under federal and state


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
securities laws or the terms of this Purchase Agreement) and, based in part upon the representations of the Investor in this Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws. The certificate representing the Stock is in due and proper form and has been duly and validly executed by the officers of the Company named thereon.

        3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Purchase Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

        3.6 SEC FILINGS. The Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, registration statements and other documents required to be filed by it (the "SEC Filings") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.7 NO CONFLICT. The execution, delivery and performance by the Company of this Purchase Agreement do not violate any provision of the Company's Restated Certificate of Incorporation or Bylaws, any provision of any order, writ, judgment, injunction, decree, determination or award to which the Company is a party or by which it is bound, any contract filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, or, to the Company's knowledge, any law, rule or regulation currently in effect having applicability to the Company.

        3.8 ABSENCE OF LITIGATION. Except as disclosed in the SEC Filings, there is no action, suit, proceeding or investigation (including any such matter related to the Company's intellectual property) pending or currently threatened against the Company or its properties before any court or governmental agency, which would have a material adverse effect on the Company's business or operations.


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
        3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Filings, since March 31, 1999, (a) neither Company nor any of its subsidiaries or affiliates has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries and affiliates, taken as a whole, (b) there has not been any event, change or occurrence which individually or in the aggregate would have a material adverse effect on the condition (financial or other), assets, business, or results of operations of the Company and its subsidiaries and affiliates, taken as a whole, or the Company's ability to consummate any of the transactions contemplated hereby or to perform its obligations hereunder under this Agreement ("Material Adverse Effect"), and (c) there has not been any change in the capital stock or indebtedness of Company or its subsidiaries or affiliates that would have a Material Adverse Effect. No event has occurred since March 31, 1999, with respect to which the Company would be required to file a Current Report on Form 8-K under the Exchange Act.

        3.10 CORPORATE DOCUMENTS. The Restated Certificate of Incorporation (including the Certificate of Designation) and By-laws of the Company are in the form previously provided to the Investor.

        3.11 FULL DISCLOSURE. The Company believes it has provided the Investor with all information that the Investor has requested for deciding whether to purchase the Stock and all information reasonably necessary to enable the Investor to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

        3.12 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, consultant and subcontractor of the Company with access to the Company's proprietary information has executed an agreement customary in the industry regarding confidentiality of proprietary information and the assignment of inventions discovered within the scope of work performed on behalf of the Company to the Company. To the Company's knowledge, no such employee, consultant or subcontractor is in violation thereof.

        3.13 NO DIVIDENDS OR OTHER DISTRIBUTIONS. There has been no declaration or payment by the Company of any dividend, nor any distribution by the Company of any assets of any kind, to any of its stockholders with respect to any of the Company's securities, except as disclosed in the SEC Filings.

        3.14 FDA MATTERS. The Company has not received from the United States Food and Drug Administration a letter (or a threat to deliver such a letter) of non-approval with respect to any product manufactured, marketed, licensed or developed by the Company, or any product which the Company intends to manufacture, market, license or develop.

        3.15 CONFLICTS OF INTEREST. Except as set forth in the SEC Filings, the Company has no interest (other than as holders of securities of a publicly-traded company), either directly or indirectly, in any entity, including, without limitation thereto, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee,


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
officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, or designs, produces and/or sells any products, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to become engaged; (ii) is a supplier, customer, or creditor of the Company, or has an existing contractual relationship with any of the Company's managing employees; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for or used by the Company in the conduct of the Company's business.

        3.16 COLLABORATION AGREEMENT. The representations and warranties made by the Company in Article 10 of the Agreement, except to the extent such representations and warranties relate to matters that will occur in the future, are true and correct as of the Effective Date and the Closing.

        3.17 REGISTRATION RIGHTS. Except as disclosed in the SEC Filings and pursuant to Section 7 of this Purchase Agreement, the Company is under no contractual obligation to register any of its presently outstanding securities or any of its securities that may subsequently be issued under the Securities Act.

        3.18 COMPANY CONTRACTS. Except as disclosed in the SEC Filings and except for (i) transactions relating to purchases of shares of the Company's securities or options to purchase such securities and (ii) salary payments and fringe benefits paid in the ordinary course of the Company's business, none of the officers, employees, directors or other affiliates of the Company is a party to any material written agreement or transaction with the Company, and the Company has not assumed or guaranteed any obligation of such person.

        3.19 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company controlled by an "investment company" as such terms are defined in the Investment Company Act of 1980, as amended.

        3.20 COMPLIANCE WITH LAW. Except as disclosed in the SEC Filings, the Company is conducting its business in compliance in all material respects with applicable material governmental laws, ordinances and regulations (including, without limitation, those relating to environmental protection and occupational safety and health practices). All material governmental approvals, permits and licenses required to conduct the current business of the Company have been obtained and are in full force and effect and are being complied with by the Company in all material respects.

        3.21 CONFIDENTIALITY. The Company hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of the Investor, the terms of this Purchase Agreement and any information identified in writing as confidential that is furnished to it by the Investor in connection with this Purchase Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by the Company, (b) lawfully disclosed to the Company by a third party who possessed such information without any obligation of


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confidentiality, (c) lawfully developed by the Company independent of any disclosure by the Company as supported by the Investor's written records, or (d) required, upon the advice of counsel to the Company, to be disclosed under the rules and regulations of the SEC. The Company further covenants that it shall return to the Investor all tangible materials containing such information upon request by the Investor.

4.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        The Investor hereby makes the following representations and warranties to the Company as of the Effective Date and the Closing:

        4.1 AUTHORIZATION; DUE EXECUTION. The Investor has the requisite corporate power and authority to enter into this Purchase Agreement and to perform its obligations under the terms of this Purchase Agreement and, at the Closing, will have the requisite corporate power to purchase the Stock. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Purchase Agreement have been taken. This Purchase Agreement has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, this Purchase Agreement will be a valid and binding agreement of the Investor, enforceable in accordance with its terms, except as the indemnification obligations set forth in Section 7.7 may be unenforceable insofar as they relate to violations of state or federal securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

        4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Purchase Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Purchase Agreement such Investor confirms, that the Stock to be purchased by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Purchase Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock.

        4.3 DISCLOSURE OF INFORMATION. The Investor has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Purchase Agreement and to purchase the Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock.

        4.4 INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. The Investor also represents it has not been organized solely for the purpose of acquiring the Stock.


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        4.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

        4.6 RESTRICTED SECURITIES. The Investor understands that (a) the Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) each certificate representing the Stock will be endorsed with the following legends, except that certificates issued following a disposition of such Stock shall not be required to bear the legend set forth in (a) if (i) the disposition was made in compliance with Rule 144, as supported by satisfactory written documentation,
(ii) there is in effect a registration statement under the Securities Act covering the disposition and such disposition was made in accordance with such registration statement, as supported by satisfactory written documentation, or
(iii) if an opinion of counsel reasonably acceptable to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act is provided to the Company:

                      (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SALE OR OTHER TRANSFER OR SUCH SALE OR OTHER TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 144A OF THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN PROVIDED.

                      (ii) Any legend required to be placed thereon by any applicable state securities laws.

Furthermore, the Company will instruct any transfer agent not to register the transfer of the Stock (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Purchase Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Purchase Agreement.

        4.7 CONFIDENTIALITY. The Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of the Company, the terms of this Purchase Agreement and any information identified in writing as confidential that is furnished to it by the Company in connection with this Purchase Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by the Investor, (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by such Investor independent of any disclosure by the


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Company as supported by the Investor's written records, or (d) required to be disclosed pursuant to an order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction). The Investor further covenants that it shall return to the Company all tangible materials containing such information upon request by the Company.

5.      CONDITIONS OF THE INVESTOR'S OBLIGATIONS

        The obligations of the Investor under Section 1 of this Purchase Agreement to purchase the Stock at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the Investor:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

        5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions in this Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

        5.3 COMPLIANCE CERTIFICATE. The President or a Vice President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

        5.4 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation substantially in the form attached hereto as Schedule 3.3 shall have been filed with the Secretary of State of Delaware.

        5.5 LEGAL OPINION. An opinion of counsel to the Company substantially in the form attached hereto as Schedule 5.5 and dated as of the Closing shall have been delivered to the Investor at the Closing.

        5.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.      CONDITIONS OF THE COMPANY'S OBLIGATIONS

        The obligations of the Company to the Investor under this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor, any of which may be waived by the
Company:

        6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 4 hereof shall be true and correct in all material respects on and as


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
of the Closing with the same effect as though such representations and warranties had been made on and as of said dates.

        6.2 PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions in this Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

        6.3 COMPLIANCE CERTIFICATE. A duly authorized officer of the Investor shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

        6.4 PAYMENT OF PURCHASE PRICE. The Investor shall have tendered delivery of the purchase price for the Stock specified in Section 1 at the Closing.

        6.5 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation substantially in the form attached hereto as Schedule 3.3 shall have been filed with the Secretary of State of Delaware.

        6.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

7.      REGISTRATION RIGHTS.

        7.1 CERTAIN DEFINED TERMS.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 7.8 hereof.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means (a) Conversion Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by a person to the public pursuant to a registration statement or Rule 144 so that all the transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale or (y) sold


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
in a private transaction in which the transferor's rights under Section 7 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable options, warrants or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 7.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of any Registrable Securities.

        7.2 FORM S-3 REGISTRATION. Subject to the provisions of this Section 7, if at any time after the period expiring on the earlier of either (i) the three-year anniversary date of the Effective Date, or (ii) the termination of the Project Term (as defined in the Agreement), including any early termination thereof, in case the Company shall receive from any Holder or Holders of Registrable Securities (the "Initiating Holders") a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.2:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000);


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
                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 7.2; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

                      (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 7.2; or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

        7.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under
Section 7.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 7.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 7.2 (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, as described under this Section 7.3, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

        7.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

               (a) Prepare and file with the SEC a Form S-3 with respect to such Registrable Securities and use its best efforts to cause such Form S-3 to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

               (c) Furnish to the participating Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts which may be necessary under such securities or Blue Sky laws to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation or to file a general consent to service of process in any such states or jurisdictions.

               (e) Before filing the registration statement or prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary to that, as thereafter delivered to such Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective.

               (g) Use its best efforts to cause all such Registrable Securities to be listed on the securities exchange, if any, on which the Common Stock is then listed.

        7.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 7 shall terminate and be of no further force and effect on the earlier to occur of (x) such time as the Company has already effected two
(2) registrations on Form S-3 for the Holders pursuant to Section 7.4 or (y) such time as all Registrable Securities may be sold under Rule 144 during any ninety (90) day period. In addition, a Holder's registration rights shall expire if (a) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as-converted basis) and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

        7.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

        7.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 7.2:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, employees, agents and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or allegedly untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incident to the registration or qualification of any Registrable Securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action if it is judicially determined that there was such a violation; provided however, that the indemnity agreement contained in this Section 7.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the

Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, expenses or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 7.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 7.7(b) exceed the proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 7.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof along with an explanation of such action in summary form and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. In addition, an indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one separate counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.7.

               (d) If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, expenses or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage, expense or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 7.7(d) shall be several in proportion to their respective underwriting commitments and not joint.

               (e) To the extent permitted by law, the indemnification provided under this Section 7.7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the Securities Act) of such indemnified party and will survive the transfer of any securities.

               (f) The obligations of the Company and Holders under this Section
7.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        7.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee of Registrable Securities which is a subsidiary, parent or affiliate of a Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        7.9 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding; provided that under no circumstances shall such amendment or waiver reduce the Investor's rights to indemnification or increase the Investor's indemnification obligations under this Section 7 without the Investor's written consent. Subject to the foregoing, any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 7, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        7.10 AGREEMENT TO FURNISH INFORMATION. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 7.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

        7.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

8.             COVENANTS

        8.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor (or any person who acquires the Stock from the Investor) holds the Stock the Company shall deliver to the Investor

(or any person who acquires the Stock from the Investor) copies of its Forms 10-K and 10-Q as filed with the SEC upon request by the Investor.

        8.2 AGREEMENT NOT TO SELL. The Investor hereby agrees that the Investor shall not, without the prior written consent of the Company, directly or indirectly, sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during the period commencing on the Effective Date and expiring on the earlier of either: (i) the three-year anniversary date of the Effective Date or (ii) the termination of the Project Term (as defined in the Agreement), including any early termination thereof. In order to enforce the provisions of this Section 8.3, the Company may impose stop-transfer instructions with respect to the securities held by the Investor that are subject to the foregoing restriction until the end of such period.

        8.3 MARKET STAND-OFF AGREEMENT. The Investor hereby agrees that during the period specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a Registration Statement of the Company filed under the Securities Act (which period shall not exceed 180 days), to the extent requested by the Company and such underwriter, it shall not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale) grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by any of them during such periods; provided that all directors and executive officers, any holders of at least 5% of the Company's voting securities and any other holders of securities participating in such registration enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by the Investor and its affiliates that are subject to the foregoing restriction until the end of such period.

        8.4 RETIREMENT OF COMMON STOCK. If the Investor has not previously converted the Stock into Conversion Shares, then in the event of a Change of Control (as defined in the Certificate of Designation) that becomes effective prior to February 1, 2001 and prior to the achievement of a Candidate Selection Approval for a Project Compound (each as defined in the Agreement), the Investor hereby agrees that if, subsequent to the Change of Control but prior to February 1, 2001, a Candidate Selection Approval is achieved for a Project Compound, the Investor shall surrender to the Company or its successor entity, and the Company or its successor entity shall retire, entity [*] of the securities issued to the Investor in exchange for the Conversion Shares upon such Change of Control, and the Investor shall have no further right or interest in such surrendered securities.

9.      MISCELLANEOUS

        9.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Purchase Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Purchase Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Purchase Agreement, except as expressly provided in this Purchase Agreement.


* CONFIDENTIAL TREATMENT REQUESTED

        9.2 GOVERNING LAW. This Purchase Agreement shall be governed by and construed under the laws of the State of New York, as applied to contracts executed and performed entirely within the State of New York, without regard to conflicts of laws rules.

        9.3 COUNTERPARTS. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.4 TITLES AND SUBTITLES. The titles and subtitles used in this Purchase Agreement are used for convenience only and are not to be considered in construing or interpreting this Purchase Agreement.

        9.5 ASSIGNMENT. This Purchase Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party; provided, however, that either the Company or the Investor may, without such consent, assign this Purchase Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of its business or (b) in the event of its merger or consolidation with another company at any time during the term of this Purchase Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any other permitted assignee shall also assume all obligations of its assignor under this Purchase Agreement.

        9.6 NOTICES. Any notice or report required or permitted to be given or made under this Purchase Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser and shall be effective upon receipt by the addressee.

THE COMPANY:                 SIBIA NEUROSCIENCES, INC.
                             505 Coast Boulevard South, Suite 300
                             La Jolla, California  92037
                             Attention:  President
                             Tel:  (619) 452-5892
                             Fax:  (619) 459-1609

THE INVESTOR:                ELI LILLY AND COMPANY
                             Lilly Corporate Center
                             Indianapolis, IN  46285
                             Attention: General Counsel
                             Tel:  (317) 276-5669
                             Fax: (317) 277-3977

        9.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        9.8 EXPENSES. Irrespective of whether the Closing is effected, each party shall bear its own costs with respect to the negotiation, execution, delivery and performance of this Purchase Agreement.

        9.9 AMENDMENTS AND WAIVERS. Except as specified in Section 7.9, any term of this Purchase Agreement may be amended and the observance of any term of this Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

        9.10 SEVERABILITY. If one or more provisions of this Purchase Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Purchase Agreement and the balance of this Purchase Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        9.11 ENTIRE AGREEMENT. This Purchase Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

        IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

                                            SIBIA NEUROSCIENCES, INC.



                                            By: /s/ William T. Comer
                                               -------------------------------
                                            Name: William T. Comer
                                            Title: President and CEO


                                            ELI LILLY AND COMPANY



                                            By: /s/ August M. Watanabe
                                               -------------------------------
                                            Name: August M. Watanabe, M.D.
                                            Title: Executive Vice President

                                  SCHEDULE 3.3

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                 SERIES B CONVERTIBLE NON-VOTING PREFERRED STOCK
                           (PAR VALUE $.001 PER SHARE)
                                       OF
                            SIBIA NEUROSCIENCES, INC.

                                ---------------

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

                                ---------------

        SIBIA NEUROSCIENCES, INC., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

        That the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (the "Certificate of Incorporation") authorizes the creation of up to 5,000,000 shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, referred to herein as the "Preferred Stock"); and

        That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the Board on May 20, 1999, approved the creation, issuance and the voting powers of shares of Series B Convertible Non-Voting Preferred Stock and adopted the following resolution creating a series of one (1) share of Series B Convertible Non-Voting Preferred designated as set forth below:

                RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Company and hereby states the designation and number of shares, and fixes the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Company, which are applicable to the Preferred Stock of all classes and series), as follows:

                SERIES B CONVERTIBLE NON-VOTING PREFERRED STOCK:

        SECTION 1. DESIGNATION AND AMOUNT. One (1) share of Preferred Stock, par value $.001 per share, is designated "Series B Convertible Non-Voting Preferred Stock" with the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the "Series B Preferred"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Preferred. Each share of Series B Preferred shall have a stated value of $5,000,000 per share (the "Stated Value").

        SECTION 2. DIVIDENDS AND DISTRIBUTIONS. So long as any shares of Series B Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Common Stock (other than any dividend or distribution payable solely in Common Stock of the Company), unless a dividend is paid with respect to all outstanding shares of Series B Preferred in an amount per share (on an as-converted-to-Common-Stock basis) equal to the amount paid or set aside for each share of Common Stock.

        SECTION 3. NO VOTING RIGHTS. Holders of Series B Preferred shall not be entitled to vote together with holders of Common Stock, including with respect to the election of directors of the Company, or as a separate class, except as otherwise provided by the General Corporation Law of the State of Delaware ("DGCL") and in this Section 3. To the extent that, under the DGCL, the vote of the holders of the Series B Preferred, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. Holders of the Series B Preferred shall be entitled to notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled as of right under the DGCL which notice would be provided pursuant to the Company's Bylaws and the DGCL.

        SECTION 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Preferred Stock shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the

                Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

        SECTION 5. CONVERSION.

                (a) ELECTION TO CONVERT. Subject to the other provisions of this Certificate of Designation, at any time prior to February 21, 2001, the outstanding Series B Preferred shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing two million dollars ($2,000,000) by the average of the closing prices per share of the Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) for the thirty (30) consecutive trading days ending on the trading date immediately preceding the date of such conversion; provided, however, that in no event will the total number of shares of Common Stock beneficially owned by the holder of the Series B Preferred upon conversion of the Series B Preferred exceed a number of shares of Common Stock equal to 15% of the Common Stock then outstanding.

                (b) MECHANICS OF CONVERSION. Before any holder of Series B Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) hereof, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred to be converted. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (c) AUTOMATIC CONVERSION. Subject to the other provisions of this Certificate of Designation, the outstanding Series B Preferred, unless converted earlier pursuant to
                        Section 5(a) above, shall automatically convert on the date (the "Automatic Conversion Date") that is the earlier of (i) February 21, 2001, or (ii) the date of the closing of a Change of Control

                        (as defined below), and, in the event of such Change of Control, such conversion shall be contingent upon the consummation of such Change of Control and occur simultaneously with the closing of the Change of Control (and in any event by such time as may be necessary to permit the holder of the Series B Preferred to receive any consideration to be received by other holders of Common Stock in connection with such Change of Control), in the following manner:

                        (1) In the event that a Candidate Selection Approval is achieved for a Project Compound under the Collaboration Agreement dated May 25, 1999 (the "Lilly Agreement") between Eli Lilly and Company ("Lilly") and the Company prior to the Automatic Conversion Date, the Series B Preferred shall automatically, and without requirement of further action by the Company or the holder of the Series B Preferred, be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing two million dollars ($2,000,000) by the average of the closing prices per share of the Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) for the thirty (30) consecutive trading days ending on the trading date immediately preceding the date of such conversion; provided, however, that in no event will the total number of shares of Common Stock beneficially owned by the holder of the Series B Preferred upon conversion of the Series B Preferred exceed a number of shares of Common Stock equal to 15% of the Common Stock then outstanding.

                        (2) In the event that a Candidate Selection Approval is not achieved for a Project Compound under the Lilly Agreement prior to the Automatic Conversion Date, the Series B Preferred shall automatically, and without requirement of further action by the Company or the holder of the Series B Preferred, be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing five million dollars ($5,000,000) by the average of the closing prices per share of the Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) for the thirty (30) consecutive trading days ending on the trading date immediately preceding the date of such conversion; provided, however, that in no event will the total number of shares of Common Stock beneficially owned by the holder of the Series B Preferred upon conversion of the Series B Preferred exceed a number of shares of Common Stock equal to 15% of the Common Stock then outstanding.

        For purposes of this Certificate of Designation, "Change of Control" shall mean (I) a reorganization, merger, consolidation or other transaction or series of related transactions in which immediately after any such transaction (by virtue of securities issued or sold in such transaction) the former stockholders of the Company do not hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity, (II) an acquisition of all outstanding capital stock of the Company or (III) a sale or other transfer of all or substantially all of the Company's assets.

                (d) ADJUSTMENTS FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the date that the first share of Series B Preferred is issued (the "Original Issue Date") makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series B Preferred or with respect to such other securities by their terms.

                (e) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series B Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                (f) REORGANIZATIONS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after the capital reorganization to the end that the provisions of this Section 5 shall be applicable after that event and be as nearly equivalent as practicable.

                (g) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth (i) such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

                (h) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series B Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                (i) ISSUE TAXES. The holders of Series B Preferred shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred pursuant hereto.

                (j) RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. All shares of Common Stock which are issuable upon such conversion shall, when issued, be duly and legally issued, fully paid and nonassessable and free of all taxes, liens and charges.

                (k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

                (l)     NOTICES. Any notice required by the provisions of this
                        Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

        SECTION 6. REACQUIRED SHARES. No share or shares of Series B Preferred acquired by the Company by reason of purchase, conversion or otherwise shall be reissued. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the

                Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        SECTION 7. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Company not expressly provided for to the contrary herein shall be vested in the Common Stock.

        IN WITNESS WHEREOF, SIBIA Neurosciences, Inc. has caused this Certificate to be signed by its President and Chief Executive Officer and by its Secretary on this __ day of May, 1999.

                                  SIBIA NEUROSCIENCES, INC.




                                  By:
                                     ----------------------------------------
                                        William T. Comer
                                        President, Chief Executive Officer
                                        and Director


                                  By:
                                     ----------------------------------------
                                        Frederick T. Muto
                                        Secretary

                                  SCHEDULE 5.5

                       FORM OF OPINION OF COMPANY COUNSEL

June ____, 1999


Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Ladies and Gentlemen:

We have acted as counsel for SIBIA Neurosciences, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of the Company's capital stock (the "Stock") to Eli Lilly and Company, an Indiana corporation ("Lilly"), pursuant to the Stock Purchase Agreement, dated as of May 25, 1999, between the Company and Lilly (the "Agreement"). We are rendering this opinion pursuant to Section 5.5 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and are familiar with the Agreement and have relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement and originals or copies certified to our satisfaction, of such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.


                                       1.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We note that the parties to the Agreement have designated the laws of the State of New York as the laws governing the Agreement. Our opinion in paragraph 3 below as to the validity, binding effect and enforceability of the Agreement is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to the interpretation of the Agreement. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale of issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by the Company's transfer agent as to the number of shares of Common Stock that are issued and outstanding as reflected in the transfer agent's records.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

        2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted, is qualified as a foreign corporation to do business in California and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

        3. All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Agreement has been taken. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 7.7 of the Agreement may be limited by applicable laws and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        4. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001, and 5,000,000 shares of Preferred Stock, par value $.001, of which 150,000 shares have been designated Series A Junior Participating Preferred Stock and one share has been designated Series B Convertible Non-Voting Preferred Stock. As of June ___, 1999, there were __________ shares of Common Stock and no shares of Series A Preferred or Series B Preferred issued and outstanding.

        5. The Stock has been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, outstanding, fully paid and nonassessable and not issued in violation of any preemptive right set


                                       2.

forth in the Company's Certificate of Incorporation, as amended, or subject to any lien, claim, encumbrance or other restriction on transfer (other than those arising under federal and state securities laws or the terms of the Agreement). The Conversion Shares have been duly authorized and, upon issuance and delivery upon conversion of the Stock in accordance with the terms thereof, will be validly issued, outstanding, fully paid and nonassessable and not issued in violation of any preemptive right set forth in the Company's Certificate of Incorporation, as amended, or subject to any lien, claim, encumbrance or other restriction on transfer (other than those arising under federal and state securities laws or the terms of the Agreement). The certificate representing the Stock is in due and proper form under the General Corporation Law of the State of Delaware and, as of the Closing, will have been duly and validly executed by the officers of the Company named thereon.

        6. The execution and delivery of the Agreement by the Company and the issuance of the Stock and the Conversion Shares pursuant to the Agreement do not violate any provision of the Company's Certificate of Incorporation, as amended, or Bylaws or, to our knowledge, (a) result in any material default under the provisions of any agreement to which the Company is a party or by which it is bound and which is filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 or (b) violate any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware or any governmental statute, rule or regulation applicable to the Company.

        7. All consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the sale and issuance by the Company of the Stock have been made or obtained, except for the filing of a Form D by the Company pursuant to Securities and Exchange Commission Regulation D.

        8. The offer and sale of the Stock is, and (assuming conversion of the Stock at the Closing by the Investor) the issuance of the Conversion Shares will be, exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.


                                       3.